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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

IHS INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-3769440
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

15 Inverness Way East
Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-122565
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Class A Common Stock, $0.01 par value per share	New York Stock Exchange
Series A junior participating preferred stock purchase rights (attached to the Class A Common Stock)

Securities to be registered pursuant to Section 12(g) of the Act:
 None

Item 1: Description of Registrant's Securities to be Registered

        Information with respect to the Registrant's Class A Common Stock, par value $0.01 per share, and the associated Series A junior participating preferred stock purchase rights, which will trade together with the Class A Common Stock until the occurrence of certain events (set forth in the Rights Agreement between the Registrant and Computershare Trust Company, Inc.), is incorporated herein by reference to the section captioned "Description of Capital Stock" in the prospectus included in the Registrant's registration statement on Form S-1 (Registration No. 333-122565), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"). The Registration Statement was originally filed with the Commission on February 4, 2005 and amended on March 18, 2005, April 11, 2005, May 9, 2005 and May 20, 2005 and may hereafter be amended. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2: Exhibits

        None.

SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IHS INC.
By:	/s/ CHARLES A. PICASSO Name: Charles A. Picasso Title: President and Chief Executive Officer

Date: May 23, 2005

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  Item 1: Description of Registrant's Securities to be Registered
  Item 2: Exhibits
SIGNATURE